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                                EXHIBIT (15)

       LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED
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                            FINANCIAL INFORMATION
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P.H. Glatfelter Company:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited condensed consolidated financial statements of P.H. Glatfelter Company and subsidiaries for the three-month periods ended March 31, 1994 and 1993, as indicated in our report dated April 14, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 is being used in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1993, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE
June 30, 1994